2017 Annual Shareholders Meeting May 10, 2017 1

Certain statements in this presentation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that address future operating performance, the economy, events or developments that management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, cash flows and financing, and our ability to continue as a going concern. Words such as “aim,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “can,” “plan,” “predict,” “could,” “future,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking. Forward-looking statements are based on the opinions and estimates of management based on current information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements as a result of various important factors, including factors described in Jones Soda's current and periodic reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K filed on March 23, 2017. You are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this presentation. Except as required by law, Jones Soda undertakes no obligation to update any forward-looking or other statements in this presentation, whether as a result of new information, future events or otherwise. Safe Harbor Language 2

•Mission Statement •Initiatives •Jones Soda •Lemoncocco •Innovation •2016 & Q1 2017 Results 3

Mission Statement 4

Image result for jones soda bottle capsIndependent Rebellious Fun Execution Nimble Creative Artistic Innovative National Brand Premium Authentic Jones Soda Co: Who We Are Entrepreneurial Ambitious Persistent Disciplined Passionate Committed 5

Mission Statement “We create innovative products that celebrate the individuality of our consumers and ourselves in a responsible and profitable way” FountainAndCupClose.jpg6

 Jones Soda Co. and Industry Characteristics and Opportunities Industry Characteristics: •CSD industry experiencing volume declines •A few large players dominate the industry •Soda Tax is spreading across United States •Focus on health and wellness Opportunities: •Consumer movement towards premium products •Consumers seeking alternative to mainstream •Small brands have the ability to break out 7 Jones Soda Co. has diversified into multiple categories

Initiatives •Jones Soda •Ready to Drink •Fountain •Partnerships •Lemoncocco •Innovation 8

Jones Soda 9

Ready to Drink •Consumers looking for premium products •Specialty soda category •Jones is an alternative to mainstream brands •Opportunity in single serve classic flavors: •Cane Sugar Cola •Sugar Free Cola •Orange & Cream •Root Beer •Cream Soda •Grape •Sugar Free Black Cherry10

Ready to Drink •Product strategy trajectory •Strategy is mirroring changing consumer tastes •Calorie reduction strategy •200 to 150 currently, 100 is the goal! •Sugar content reduction strategy •Specialty sodas •A treat and an experience 11

Fountain •Restaurants are looking for unique, premium products •Cane Sugar Cola •Sugar Free Cola •Root Beer •Ginger Ale •Lemon Lime •Orange & Cream •Berry Lemonade •Green Apple •Innovation/test opportunity for new fountain products12

Fountain Growth •Expanding distribution network •Partners across the USA and Canada •Leads and requests almost daily! •Lead to regional/national account opportunities13

Fountain on Social Media14

Partnerships •Co-branding with video games •Magic: The Gathering/Wizards of the Coast •Stan Lee subscription box •Fiat USA •And many more! Image result for jonesin for a fiat15

Key Partnership: 7-Eleven •7-Eleven •Launched PET product in Q1’16 •Launched current glass product in Q4’16 & Q1’17 •Seeing strong customer response and sales velocity •Iconic Jones glass bottle •Current lineup: 4 SKUs that leverage Jones flavors •Blueberry Lemonade •Green Apple •Sour Patch Kids Watermelon •Orange & Cream •Expanding Relationship •PNW Slurpee Program in 2016 •Green Apple Jones Soda on fountain in PNW (400 locations)16

Lemoncocco 17

•Lemoncocco represents an entirely new beverage category that was inspired by the distinctive refreshment stands found along the streets of Rome, Italy •Non-carbonated •All natural •A blend of Sicilian lemons & cream of coconut •90 calories •Refreshing 18

Lemoncocco Demographics Target Demographic/Mass Appeal •Mass appeal •Millennial demographic •Kids •Adults of all ages •All natural •Premium and stylish •Cocktail mixer •Hydration •Pairs well with all cuisines 19

Lemoncocco Rollout Launched in 2016 •Focus: Brand authenticity •Small Italian distributors •Select markets •SPINS data •SPINS, Inc. provides market measurement information and insights for manufacturers and retailers in the natural organic and specialty products industry •SPINS showed a 255% growth of Lemoncocco in Northern California (Lemoncocco launch market) in its launch year 20

Lemoncocco Rollout 2017: Larger rollout •Expand distributor base strategically •Focus on building New York/New Jersey and the West Coast •Canadian expansion •New retailers: grocery, foodservice, convenience21

Innovation 22

Innovation Jones Soda is innovating in ways that leverage brand equity and/or industry experience. 23

Innovation •To celebrate our 21st birthday, Jones Soda introduces Spiked Jones •First ever Hard Cider Soda •Developed with award winning cider maker Jeff Bland using Washington apples & Green Apple Jones Soda •6.0% alcohol by volume •Launching June 2017 •Natural transition into new demographic that grew up loving our soda CHEERS TO 21 YEARS! 24

Spiked Jones25

2016 & Q1 2017 Results 26

Jones Soda Co. Key Financial Highlights From 2016 •Achieved first double digit revenue growth in 10 years •Achieved first positive EBITDA in 10 years •No outside equity capital raised in 5 years •Maintained efficient cost structure •Focused on inventory management •Improved terms on asset-based Line of Credit27

JONES SODA CO.®

Celebrating 2016

- Jennifer became CEO on June 27, 2012
- Jones Soda Co. is "The Comeback Brand" (Brandchannel.com 5/5/17)

	2011	2012	2013	2014	2015	2016
Sales	$17.4M	$16.4M	$13.7M	$13.55M	$13.59M	$15.67M
Gross Profit	$4.3M	$4.5M	$3.3M	$3.0M	$3.2M	$4.1M
Gross Margin %	24.70%	27.30%	23.80%	22.20%	23.90%	26.20%
Operating Expenses	$11.5M	$7.3M	$5.1M	$4.8M	$4.0M	$4.2M
Operating (Loss)/Income	($7.2M)	($2.8M)	($1.8M)	($1.8M)	($0.8M)	($0.1M)
Net Loss	($7.2M)	($2.9M)	($1.9M)	($1.5M)	($1.1M)	($0.2M)
EBITDA *	($6.3M)	($2.0M)	($1.3M)	($1.0M)	($0.7M)	$0.1M

**The difference between Adjusted EBITDA (a non-GAAP measure) and Net Loss (the most comparable GAAP financial measure) is the exclusion of interest expense, income tax expense, depreciation and amortization expense and stock-based compensation.*

Independent Since '96 28

JONES SODA CO.

First Quarter 2017 Results

Financial Highlights:
- $3.5M in Revenue
- ($197K) Net Loss

	Q1 2017	Q1 2016
Sales	$3.5M	$4.3M
Gross Profit	$0.9M	$1.2M
Gross Margin %	24.10%	27.40%
Operating Expenses	$1.0M	$1.1M
Operating income (loss)	($174K)	$66K
Net income (loss)	($197K)	$49K
EBITDA	($130K)	$111K

Initial pipeline load in for 7-Select x Jones PET



Revenue Trend
$4.4
$3.9
$3.4
$2.9
$2.4
$3.9M
$3.1M
$2.9M
$2.9M
$4.3M
$3.5M
1Q12
1Q13
1Q14
1Q15
1Q16
1Q17

Independent Since '96 29

Q&A 30

Thank you! 31